                                                                    Exhibit 99.1


         GREEN TREE HOME EQUITY LOAN TRUST HOME IMPROVEMENT LOAN GROUP

                                  CLASS HI M-1

Settlement Date............   11-Dec-98   Payment Delay (days)..........      0     Weighted Average Life (years)....     6.664
First Settlement Date......   07-Dec-98                                             Modified Duration (years)........     5.133
First Reg. Dist. Date......   15-Jan-99   Interest Accrual Method....... 30/360     Expected Final Maturity.......... 15-Dec-06
Accrd Interest Date........   07-Dec-98   Coupon........................   7.02%
Next Regular Payment Date..   15-Jan-99

                              CBE
Price            64ths       Yield
-------------------------------------
99.250000          16        7.269
99.265625          17        7.266
99.281250          18        7.263
99.296875          19        7.260
99.312500          20        7.257
99.328125          21        7.254
99.343750          22        7.251
99.359375          23        7.248
99.375000          24        7.245
99.390625          25        7.242
99.406250          26        7.239
99.421875          27        7.236
99.437500          28        7.233
99.453125          29        7.230
99.468750          30        7.227
99.484375          31        7.224
99.500000          32        7.221